EXHIBIT 10.1

                       Agreement dated as of July 9, 1996
                   between the Registrant and Jerome M. Wenger




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                           [JEROME WENGER LETTERHEAD]


NoFire Technologies, Inc.
21 Industrial Avenue
Upper Saddle River, NJ  07458

Attention:  Sam Oolie, CEO

                            Re: Consulting Agreement
                            ------------------------

This is to acknowledge and confirm the following terms of our Consulting Agreement which shall be effective as of the date it is agreed to and accepted by NoFire Technologies, Inc. (the "Company").

         (1) Jerome M. Wenger ("Wenger") is actively involved in providing financial public relations, consulting and advisory services to clients.

         (2) The Company hereby engages Wenger, and Wenger hereby agrees, to render financial public relations, consulting and advisory services to the Company.

         (3)   During the term of this Consulting Agreement:

               (a) Wenger shall provide assistance and advice to, and consult with, the Company concerning: the general operations of the business of the Company and expansion of its services; financial, investor and stockholder relations; financial public relations presentations of the Company; and identification and implementation of new business directions through internal and external means; and shall review and advise the Company regarding its overall progress and needs. Such advice and consultation shall be provided by Wenger to the Company in such form, manner and place as the Company reasonably requests.

               (b) If requested, Wenger or his representative shall attend certain meetings of the Board of Directors upon invitation of the board, and participate in executive management discussions upon request of the Company's management. The Company shall reimburse Wenger or his representative for any reasonable costs incurred in connection with attendance at such meetings. All costs must be approved by the Company prior to being incurred.



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               (c) Wenger shall coordinate financial public relations with other firms engaged by the Company for such purpose on those topics and activities vital to the Company's business.

               (d) Wenger may arrange, with the prior written approval of the Company, periodic domestic or international trips to introduce the Company to the financial community. The Company agrees to promptly reimburse Wenger, upon receipt of invoices therefor, for reasonable out-of-pocket expenses incurred in connection with any agreed upon trip.

         (4) (a) Within forty-five (45) days after the date of this Consulting Agreement, the Company will cause a registration statement on Form S-8 to be filed with the Securities and Exchange Commission for the purpose of registering 62,500 shares of Common Stock of the Company to be issued to Wenger pursuant to paragraph 4(b) below.

               (b) Upon the registration described in Paragraph 4(a) above becoming effective, the Company shall issue to Wenger in consideration for providing the services set forth herein 62,500 shares of fully vested, nonassessable, Common Stock of the Company.

         (5) The term of the Consulting Agreement shall commence on July 1, 1996 and end on January 31, 1997 or such earlier time as the Company in its sole discretion shall decide.

         (6) Wenger will not disclose to any other person, firm or corporation, nor use for his own benefit during or after the term of this Consulting Agreement, any trade secrets or information designated as confidential by the Company which is acquired by Wenger in the course of his performing services hereunder. Trade secrets or information can include, by a way of example, products or services under development, production methods and processes, sources of supply, lists of present and potential customers, marketing plans, information concerning the filing or pendency of patent applications and uses and potential uses of the Company's products.

         (7) In performing his duties as set forth in this Consulting Agreement, Wenger shall abide by all applicable laws, including federal and state securities laws, and shall make all disclosures required by such laws, including disclosures required as a result of Wenger entering into this Consulting Agreement with the Company.


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         (8) Wenger represents that he has obtained all licenses or registrations required in order to perform the services set forth in the Consulting Agreement. Wenger also represents that he is not prohibited from entering into this Consulting Agreement or performing his obligations under this Consulting Agreement by any law, regulation, contract, decree, order or agreement.

         (9) Wenger and the Company hereby acknowledge that Wenger is an independent contractor. Wenger shall not hold himself out as, nor shall he take any action from which others might infer, that he is a partner of, agent of, employee of, or a joint venturer with the Company.

         (10) The Company agrees to indemnify and hold Wenger, his affiliates and agents (collectively, the "Wenger Indemnified Persons") harmless from and against all losses, claims, damages, liabilities, costs or expenses, including reasonable attorneys' and accountants' fees (collectively the "Liabilities"), which the Wenger Indemnified Persons may incur based upon incorrect information, representations, reports or data which the Company has provided Wenger to the extent that such material is furnished, prepared, approved and/or used by Wenger. The foregoing indemnification shall not apply, however, and Wenger shall indemnify and hold the Company, its affiliates, control persons, officers, employees and agents (collectively, the "Company Indemnified Persons") harmless from and against all Liabilities which the Company Indemnified Persons may incur based on the misuse of any information provided by the Company, of the breach by Wenger of any representations or covenants set forth in this Consulting Agreement or actions or omissions of Wenger in the performance of his duties as set forth in this Consulting Agreement.

         The provisions of this paragraph (10) shall survive the termination and expiration of this Consulting Agreement.

         (11) This Consulting Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes and cancels any prior communications, understandings and agreements between the parties. This Consulting Agreement cannot be modified or changed, nor can any of its provisions be waived, except by written agreement signed by all parties.



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         (12) This Consulting Agreement shall be governed by the laws of the
State of New Jersey. Any dispute arising out of this agreement shall be adjudicated in the courts of the State of New Jersey or in the federal court for the State of New Jersey, and the Company and Wenger hereby agree that service of process upon it or him by registered or certified mail at the addresses shown in this Consulting Agreement shall be deemed adequate and lawful.

                                                     Very truly yours,



                                                     /s/ Jerome Maxwell Wenger
                                                     -------------------------
                                                     Jerome Maxwell Wenger
                                                     SS ####-##-####
ACCEPTED AND AGREED TO
AS OF THIS 9th DAY OF
JULY, 1996.

BY: /s/ Sam Oolie
NAME: Sam Oolie
TITLE:  Chairman/CEO